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                                                                   Exhibit 10.31


                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Agreement") is made by and between JAG Media Holdings, Inc. (the "Company") on the one hand, and Walsh Organization, Inc. ("Walsh") on the other, with respect to the following:

         1. Obligations of Walsh: Walsh shall assist the Company with respect to its claims against various brokerage houses, arising out of the recapitalization of the Company's stock, effective April 8, 2002 (the "Recapitalization Claims"). It is currently anticipated that the Company will retain the law firm of O'Quinn, Laminack & Pirtle (the "Attorneys") as its legal representation on the Recapitalization Claims. Walsh shall provide strategic, non-legal consulting to assist the company and the Attorneys to facilitate compliance among all brokerage houses with respect to any Recapitalization Claims asserted by the Company to comply with the terms of the recapitalization plan of Jagnotes.com, Inc. to Jag Media Holdings, Inc., including the settlement of any potential shareholder imbalances or transactions that need to be settled for compliance with the recapitalization. Walsh has not been requested to, nor shall he provide any legal advice or representation to the Company, but rather shall assist the Company and its Attorneys in non-legal capacity, as and when requested.

         2. Time/Loyalty Commitments: Walsh agrees to devote the necessary amount of time that is required to perform the services described in Section 1 above. Walsh shall decide the hours and days for the performance of said services as Walsh, in Walsh's sole discretion, sees fit. Walsh may represent, perform services for and be employed by such additional clients, persons or companies unrelated to the Company. However, Walsh agrees that it will not engage in any


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activity competitive with or adverse to the Company's business interests, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or a trustee or fiduciary or any other representative of any other entity, and shall, at the Company's written request, desist from such activity.

         3. Compensation to Walsh: In lieu of hourly monetary compensation, Walsh agrees to accept from the Company, and the Company agrees to pay to Walsh a sum equal to five per cent (5%) of any settlement of or judgment from the Recapitalization Claims, due within 48 hours after the Company's receipt of any funds therefrom. The amount from which Walsh's 5% fee is computed shall be the same amount from which the Attorney's contingency fee is computed. Should there be a non-monetary component to any resolution of the Recapitalization Claims, then Walsh shall be paid the cash value of said component when realized by the Company. The cash value of the non-monetary component, if any, shall be determined by mutual agreement between the Company and Walsh. If the parties cannot agree on a figure, then the value of the non-monetary component shall be the same as that determined by application of the Company's fee agreement with its Attorneys. In furtherance of this Section, and notwithstanding any confidentiality provision to the contrary, the Company shall deliver to Walsh a copy of any and all documents that comprise a settlement of any of the Company's Recapitalization Claims, within 24 hours after any settlement agreement is executed.

         4. Independent Contractor: The services to be provided by Walsh as set forth herein shall be as an independent contractor, and not as an employee. Accordingly, neither state nor federal income tax nor payroll taxes of any kind shall be withheld or paid by Company on behalf of Walsh.


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         5.       Termination: The Company may terminate this Agreement at any time, with our without cause, by delivering written notice thereof as provided in Section 7 of this Agreement. Otherwise, the Agreement shall remain in effect until the Reorganization Claims are resolved or abandoned, at which time this Agreement shall terminate. Notwithstanding the Company's right to terminate this Agreement, its obligation to compensate Walsh as provided in Section 3 of this Agreement shall remain in full force and effect, unless Walsh is in breach of his obligations as set forth in Sections 1 or 2 of this Agreement, in which case the Company shall give Walsh written notice of any alleged breach and 30 days in which to cure the breach. If, after the 30-day cure period expires, Walsh remains in breach of Sections 1 or 2 of this Agreement, then this Agreement may be terminated by the Company without any further obligation to Walsh, by notice of termination in accordance with Section 7 of this Agreement.

         6. Additional Consulting Agreements: The Company and Walsh anticipate the execution of a separate consulting agreement for services to be performed by Walsh (or by a related entity) in addition to those called for herein (and similar to the services called for under the Business Development Agreement between Jagnotes.com, Inc. and Geoffrey Walsh dated October 1, 2001). Notwithstanding any provision in such a future consulting agreement to the contrary (e.g., an integration clause), Walsh and the Company agree that any such consulting agreement is not intended to supercede any of the provisions herein, unless that agreement expressly so provides.

         7. Notices: Any and all notices or demands shall be in writing. They shall be served either personally or by certified mail, and by fax. If served personally, service shall be conclusively deemed made at the time of service. If served by certified mail, service shall be


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conclusively deemed made 48 hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given, as hereinafter provided. All notices to the Company shall be sent to JAG Media Holdings, Inc., c/o Gary Valinotti, 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, fax: 732-219-9173. All notices to Walsh shall be sent to Walsh Organization, Inc., c/o Geoff Walsh, 1004 Creek Crossing, Coppell, TX 75019, fax: 972-402-0897, with a copy to Brian M. Grossman, Esq., 8306 Wilshire Boulevard, No. 144, Beverly Hills, CA 90211, fax: 323-935-3015.

         8. Attorneys' Fees: In the event that any action is brought by any party to this Agreement as a result of the breach or default hereunder of the other party or to enforce the terms or provisions of this Agreement, a court or arbitrator shall make a determination as to the prevailing party and award the prevailing party a reasonable sum as costs and attorneys' fees.

         9. Miscellaneous: The provisions of this Agreement shall be binding upon and shall inure to the benefit of the respective successors, assigns, heirs, and representatives of the parties hereto. Nothing in this Agreement contained shall be construed as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. This Agreement shall be construed in accordance with the laws of the State of Texas, which is the state in which Walsh's services are to be performed. No waiver of any of the provision of this Agreement shall be deemed or shall constitute a waiver of


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any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10. Entire Agreement: This Agreement contains the entire Agreement of the parties hereto, and supersedes all other Agreements and understandings, whether written or oral, covering the subject matter hereof. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the Company and Walsh.

DATED: 6-12-02                          JAG MEDIA HOLDINGS, INC.


                                        By: /s/ Gary Valinoti
                                           -------------------------------------

                                        Printed Name: Gary Valinoti
                                                     ---------------------------

                                        Its: CEO
                                            ------------------------------------



DATED: 6-12-02                          WALSH ORGANIZATION, INC.


                                        By: /s/ Geoffrey F. Walsh
                                           -------------------------------------

                                        Printed Name: Geoffrey F. Walsh
                                                     ---------------------------

                                        Its: President
                                            ------------------------------------


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